UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 30, 2010

Symyx Technologies, Inc.

(Exact Name Of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1263 East Arques Avenue, Sunnyvale, CA		94085
(Address of Principal Executive Offices)		(Zip Code)

(408) 764-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2010, Symyx Technologies, Inc., a Delaware corporation (“Symyx”), completed the previously announced merger (the “Merger”) of Alto Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Accelrys, Inc. (“Accelrys”), with and into Symyx, whereby Symyx became a wholly-owned subsidiary of Accelrys. The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated April 5, 2010, by and among Accelrys, Symyx and Merger Sub (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Symyx common stock was cancelled and converted into the right to receive 0.7802 shares of Accelrys common stock (the “Exchange Ratio”). No fractional shares of Accelrys common stock will be issued in connection with the Merger and holders of Symyx common stock are entitled to receive cash in lieu of any fractional shares to which they would otherwise be entitled. In addition, at the Effective Time all outstanding options to purchase Symyx common stock were assumed by Accelrys and converted into options to purchase Accelrys common stock, in each case appropriately adjusted based on the Exchange Ratio.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Symyx’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2010, the terms of which are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2010, connection with the completion of the Merger, Symyx notified The NASDAQ Stock Market LLC (“NASDAQ”) that each outstanding share of Symyx common stock was cancelled and converted into the right to receive shares of Accelrys common stock and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of Symyx common stock will no longer be listed on the NASDAQ Global Select Market.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Symyx common stock immediately prior to such time ceased to have any rights as stockholders in Symyx (other than their right to receive shares of Accelrys common stock pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the Effective Time, a change of control of Symyx occurred and Symyx became a wholly-owned subsidiary of Accelrys.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and at the Effective Time, each of the then-current directors and officers of Symyx resigned.

Immediately following the Effective Time, (i) David R. Mersten, the sole director of Merger Sub, became the sole director of Symyx and (ii) Max Carnecchia, the President and Chief Executive Officer of Merger Sub, and Michael A. Piraino, Chief Financial Officer, Vice President and Treasurer of Merger Sub, became the President and Chief Executive Officer and Chief Financial Officer, Vice President and Treasurer of Symyx, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger and at the Effective Time, Symyx’s certificate of incorporation and bylaws were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Symyx are attached as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Symyx Technologies, Inc.

3.2	Amended and Restated Bylaws of Symyx Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symyx Technologies, Inc.

By:	/S/ DAVID R. MERSTEN
David R. Mersten
Vice President and Secretary

Dated: July 7, 2010

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